Exhibit 99.1

Albemarle Corporation Comments on Market Factors

Albemarle Corporation (NYSE: ALB) has received a number of inquiries about the impact of market demand and increases in raw materials and energy costs on its expected results for the third quarter. Although final results for the quarter will not be available until mid-October, Albemarle remains comfortable with its previous comments about results for the year.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Contact:
Laura Ruiz	laura.ruiz@albemarle.com	(804) 788 - 6005
Danielle Paquette	danielle.paquette@albemarle.com	(804) 788 - 6045

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